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                                                                  EXHIBIT (A)(8)


                    GUIDELINES FOR CERTIFICATION OF TAXPAYER

                  IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

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
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                               Give the SOCIAL SECURITY                                    Give the EMPLOYER
For this type of account:      number of--                    FOR THIS TYPE OF ACCOUNT:    IDENTIFICATION number of--
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
1. An individual's             The individual                  9. A valid trust,           Legal entity (Do not
 account                                                        estate or pension          furnish the identifying
                                                                trust                      number of the personal
2. Two or more                 The actual owner of the                                     representative or
 individuals (joint            account or, if combined                                     trustee unless the legal
 account)                      funds, any one of the                                       entity itself is not
                               individuals/1/                                              designated in the
                                                                                           account title)/5/
3. Husband and wife            The actual owner of the        10. Corporate account        The corporation
 (joint account)               account or, if joint
                               funds, either person/1/        11. Religious,               The organization
                                                                charitable, or
4. Custodian account of        The minor/2/                     educational other tax-
 a minor (Uniform Gift                                          exempt organization
 to Minors Act)                                                 account

5. Adult and minor             The adult or, if the           12. Partnership held in      The partnership
 (joint account)               minor is the only                the name of the
                               contributor, the                 business
                               minor/1/
                                                              13. Association, club or     The organization
6. Account in the name         The ward, minor, or              other tax-exempt
 of guardian or                incompetent person/3/            organization
 committee for a
 designated ward, minor,                                      14. A broker or              The broker or nominee
 or incompetent person                                          registered nominee

7. a. The usual                The grantor-trustee/1/         15. Account with the         The public entity
      revocable savings                                         Department
      trust account                                             of Agriculture in the
      (grantor is also                                          name of a public
      trustee)                                                  entity (such as a
                                                                state or local
   b. So-called trust          The actual owner/1/              government, school
      account that                                              district, or prison)
      is not a legal or                                         that receives
      valid trust under                                         agriculture program
      state law                                                 payment

8. Sole proprietorship         The owner/4/
   account
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(1)  List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


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                    GUIDELINES FOR CERTIFICATION OF TAXPAYER

                  IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

  Obtaining a Number.

  If you do not have a taxpayer identification number or don't know your number obtain FORM SS-5. Application for a Social Security Card or FORM SS-4
Application for Employer Identification Number at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt From Backup Withholding.

  Payees specifically exempted from backup withholding on ALL payments include the following:

  (1) A corporation.

  (2) A financial institution.

  (3) An organization exempt from tax under Section 501(a), or an individual retirement plan.

  (4) The United States or any of its agencies or instrumentalities.

  (5) A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

  (6) A foreign government or any of it political subdivisions, agencies or instrumentalities.

  (7) An international organization or any of its agencies or instrumentalities.

  (8) A foreign central bank of issue.

  (9) A registered dealer in securities or commodities registered in the U.S.
or a possession of the U.S.

  (10) A real estate investment trust.

  (11) An entity registered at all times during the tax year under the Investment Company Act of 1940.

  (12) A common trust fund operated by a bank under section 584(a).

  (13) An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

  Payments of dividends and patronage dividends generally not subject to backup withholding also include the following:

  .  Payments to nonresident aliens subject to withholding under section
     1441.

  .  Payments to partnerships not engaged in trade or business in the U.S.
     and that have at least one nonresident partner.

  . Payments of patronage dividends where the amount renewed is not paid in money.

  .  Payments made by certain foreign organizations.

  .  Payments made to a nominee.

  Payments of interest generally not subject to backup withholding include the following:

  .  Payments of interest on obligations issued by individuals.

Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

  . Payments of tax-exempt interest (including exempt-interest dividends under section 852).

  .  Payments described in section 6049(b)(5) to nonresident aliens.

  .  Payments on tax-free covenant bonds under section 1451.

  .  Payments made by certain foreign organizations.

  .  Payments made to a nominee.

  Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N, and their regulations
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER
IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE
THE FORM AND RETURN IT TO THE PAYER.

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Penalties

(1) Failure to Furnish Taxpayer Identification Number. If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

  Privacy Act Notice.--Section 6109 requires most recipients of dividends, interest, or other payments to furnish their correct taxpayer identification number to persons who must file information returns with the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold
31% of taxable who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE
SERVICE.

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